Exhibit 99.1

FLOWERKIST SKIN CARE & COSMETICS, INC.

UNANIMOUS WRITTEN

CONSENT OF THE BOARD

OF DIRECTORS

IN LIEU OF A SPECIAL MEETING

Dated as of March 29, 2023

The undersigned, being the current Chairman of the Board of Directors, (the “Board”) of Flowerkist Skin Care & Cosmetics, Inc., a corporation formed under the laws of Nevada (the “Corporation”), acting pursuant to the provisions of Section 78.31 5 of the Nevada Revised Statutes and the Corporation’s By-laws does hereby waive all notice of the time, place and purpose of a special meeting and hereby consent and agree to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the Board:

WHEREAS:

A.	The Board has determined that it is in the best interest of the Company for it to change the Board leadership because of Acquisition completed on March 23, 2023.

B.	Barry Clark resigned as President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors, effective April 21, 2023, or upon the appointment of a successor, whichever is earlier.

C.	Rowland Hanson has consented to act as the new Chairman of the Board of Directors of the Company.

D.	Alka Badshah has consented to act as a member of the Board of Directors of the Company.

E.	Steven Trider has consented to act as a member of the Board of Directors of the Company.

F.	Stephanie Parker has consented to step down as a Secretary of the Company.

G.	Francis Heitkamp has consented to act as a Secretary and a member of the Board of Directors of the Company

H.	Marketing Officer Steve Glum was removed from the Company, a role he held in the previous company.

I.	Directors John Crippen and Edward Thaney from previous Company were removed as members of the Board of Directors.

J.	The Board determined to change the Company headquarter address to:

Flowerkist Skin Care and Cosmetics, Inc.

1117 State Street

Santa Barbara, CA 93101

Phone to (805) 282-0078

(Attn: Rowland Hanson)

BE IT RESOLVED THAT:

A.	The Company make the changes to the Board leadership as listed herein:

B.	To accept the resignation of Barry Clark as President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors, effective April 21, 2023, or upon the appointment of a successor, whichever is earlier.

C.	Rowland Hanson shall act as the new Chairman of the Board of Directors of the Company.

D.	Alka Badshah shall act as a member of the Board of Directors of the Company.

E.	Steven Trider shall act as a member of the Board of Directors of the Company.

F.	Stephanie Parker be removed as a Secretary of the Company.

G.	Francis Heitkamp shall act as a Secretary and a member of the Board of Directors of the Company

H.	Marketing Officer Steve Glum be removed from the Company.

I.	Directors John Crippen and Edward Thaney be removed as members of the Board of Directors.

J.	Company headquarters address be changed to:

Flowerkist Skin Care and Cosmetics, Inc.

1117 State Street

Santa Barbara, CA 93101

Phone to (805) 282-0078.

(Attn: Rowland Hanson)

General Resolutions

RESOLVED, that the proper officers of the Corporation be and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Corporation, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that as used in the foregoing resolutions, the term “the proper officers” of the Corporation shall mean the President, Chief Executive Officer and Chief Financial Officer of the Corporation and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Corporation; and that the proper officers of the Corporation be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Corporation, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion deem to be in the best interest of the Corporation in connection with or arising out of the actions contemplated by the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or the proper officers of the Corporation on behalf of the Corporation in furtherance of the actions authorized or contemplated by these foregoing resolutions be, and they hereby are, ratified, affirmed and approved in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions; and be it further

RESOLVED, that this Unanimous Written Consent of the Board in Lieu of a Special Meeting may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and be it further

RESOLVED, that this Unanimous Written Consent of the Board in Lieu of a Special Meeting shall be filed with the minutes of meetings of the Board and shall be treated for all purposes as action taken at a meeting.

IN WITNESS WHEREOF, the undersigned, by affixing their signatures hereto, do hereby consent to, authorize, and approve the foregoing actions in their capacity as members of the Board of Directors of Flowerkist Skin Care & Cosmetics, Inc.

/s/ Barry Clark
Effective Date: March 29, 2023	Barry Clark, CEO, Director

/s/ Barry Clark

Barry Clark, CEO, Director

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